CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 30, 2009
Date of Report
 (Date of Earliest Event Reported)

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 7.01 Regulation FD Disclosure.

On November 30, 2009, we entered into a Placement Agent Agreement with Jesup & Lamont Securities Corporation (the "Placement Agent"), pursuant to which the Placement Agent agreed to act as exclusive placement agent on a best efforts basis for a registered direct offering of our securities.

On November 30, 2009, we entered into a Securities Purchase Agreement with two institutional investors.  Pursuant to the Securities Purchase Agreement, we sold an aggregate of 3,289,285 shares (the “Shares”) of our common stock and warrants (“Warrants”) to purchase up to an additional 1,644,643 shares of our common stock to such investors for gross proceeds of $921,000 (the “Offering”).  The Shares and Warrants were sold in units, with each unit consisting of two Shares and a Warrant to purchase one share of common stock.  The purchase price is $0.28 per Share.  Subject to certain ownership limitations, the Warrants have an initial exercise price of $1.25 per share, and may be exercised at any time and from time to time on or after the six month anniversary of the date of delivery of the Warrants through and including the six and one-half-year anniversary thereof. The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The Placement Agent will receive a cash placement fee equal to 6% of the gross proceeds of the Offering, and a non-accountable expense allowance equal to (a) 2% of the gross proceeds of the Offering less (b) the actual amount of accountable expenses paid to or on behalf of the Placement Agent prior to the closing of the Offering. The Placement Agent will also receive Warrants equal to 2% of the Shares purchased by the investors in the Offering.

We are making the offering and sale of the above Shares and Warrants pursuant to a shelf registration statement on Form S-3 (Registration No. 333-162870), which was declared effective by the Securities and Exchange Commission on November 13, 2009, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on December 2, 2009.

The descriptions of terms and conditions of the Placement Agent Agreement, Securities Purchase Agreement and Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, the Form of the Warrant, which is attached hereto as Exhibit 4.1 and incorporated by reference herein, and the Placement Agent Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.  Each of the Placement Agent Agreement and the Securities Purchase Agreement contain representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the agreements.  Such representations and warranties are not for the benefit of any other person or entity.

Copies of the press releases making the announcement of the sale of the Shares and Warrants are filed herewith as Exhibits 99.1 and 99.2, and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

1.1	Form of Placement Agent Agreement
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By: /s/  Douglas MacLellan
      Name:  Douglas MacLellan
      Title:   Chief Executive Officer

Dated:  December 2, 2009